Exhibit 99.1

PRESS RELEASE
For Immediate Distribution	Contact: Intrepid Potash Inc.
William Kent
Phone: 303-296-3006

Intrepid Potash Inc. to Issue $150 Million of Senior Notes

DENVER; August 28, 2012 - Intrepid Potash Inc. (Intrepid) (NYSE:IPI) announced today that it has agreed to issue $150 million aggregate principal amount of unsecured senior notes (the “Notes”) in the following series:

•                  $60 million of 3.23% Senior Notes, Series A, due April 16, 2020

•                  $45 million of 4.13% Senior Notes, Series B, due April 14, 2023

•                  $45 million of 4.28% Senior Notes, Series C, due April 16, 2025

The Notes are expected to be issued on April 16, 2013.  The Notes were offered to institutional investors in a private placement exempt from registration under the Securities Act of 1933, as amended.

The weighted average term of the Notes is 9.4 years and the weighted average coupon is 3.9%, reflecting the historically low interest rate environment for long-term financing.  Intrepid intends to use the net proceeds from the issuance primarily to support general corporate purposes, including capital investments to grow production of incremental low-cost tons, and potential investments that complement its strategy and grow its business.  Intrepid is committed to continuing its strategy of increasing potash production, decreasing per ton operating costs, and leveraging its multi-decade reserves.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, securities.  The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or the state securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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Intrepid routinely posts information about Intrepid on its website under the Investor Relations tab.  Intrepid’s website address is www.intrepidpotash.com.

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This document contains forward-looking statements - that is, statements about future, not past, events.  The forward-looking statements in this document often relate to our future performance and management’s expectations for the future, including statements about our financial outlook.  These statements are based on assumptions that we believe are reasonable.  Forward-looking statements by their nature address matters that are uncertain.  For us, the particular uncertainties that could cause our actual results to be materially different from our forward-looking statements include the following:

•                  changes in the price, demand, or supply of potash or Trio®/langbeinite

•                  circumstances that disrupt or limit our production, including operational difficulties or operational variances due to geological or geotechnical variances

•                  interruptions in rail or truck transportation services, or fluctuations in the costs of these services

•                  increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining or construction expertise

•                  the costs of, and our ability to successfully construct, commission and execute, our strategic projects, including the development of our HB Solar Solution mine, the further development of our langbeinite recovery and granulation assets, and our North granulation plant

•                  adverse weather events, including events affecting precipitation and evaporation rates at our solar solution mines

•                  changes in the prices of raw materials, including chemicals, natural gas, and power

•                  the impact of federal, state, or local government regulations, including environmental and mining regulations, the enforcement of those regulations, and government policy changes

•                  our ability to obtain any necessary government permits relating to the construction and operation of assets

•                  changes in our reserve estimates

•                  competition in the fertilizer industry

•                  declines in U.S. or world agricultural production

•                  declines in the use of potash products by oil and gas companies in their drilling operations

•                  changes in economic conditions

•                  our ability to comply with covenants in our debt-related agreements to avoid a default under those agreements

•                  disruption in the credit markets

•                  our ability to secure additional federal and state potash leases to expand our existing mining operations

•                  the other risks and uncertainties described in our periodic filings with the U.S. Securities and Exchange Commission

All information in this document speaks as of August 28, 2012.  New information or events after that date may cause our forward-looking statements in this document to change.  We have no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.